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                                                                    EXHIBIT 99.1

CONTACTS:

Sonera Corporation                            Metro One Telecommunications, Inc.
Heikki Jamsanen, Senior Vice President        Timothy A. Timmins
tel. +358 400 405 099                         President and CEO
e-mail: heikki.jamsanen@sonera.com            (503) 643-9500

Mikko Raunio, Vice President                  Duane Fromhart
tel. +358 400 500 113                         Vice President, Finance
e-mail: MIKKO.RAUNIO@SONERA.COM               (503) 524-1266

                                              Morgen-Walke Associates, Inc.
                                              Jim Byers, Danielle Scheg
                                              (415) 296-7383
                                              Eric Gonzales
                                              (212) 850-5600
                                              Media Inquiries: Peter DeLauzon
                                              (415) 296-7383


              SONERA INVESTS $68 MILLION FOR 25.5% EQUITY INTEREST
                         IN METRO ONE TELECOMMUNICATIONS
 COMPANIES TO COOPERATE IN DEVELOPING AND DELIVERING ENHANCED SERVICES WORLDWIDE


Portland, Oregon/Helsinki, Finland - November 9, 2000 - Metro One Telecommunications, Inc. (Nasdaq: MTON), a leading United States provider of enhanced telecom services including its Enhanced Directory Assistance(R) (EDA) and Sonera Corporation (Nasdaq: SNRA and HEX: SRA), one of the world's leading developers and providers of mobile value-added services, announced today that they have entered into a definitive agreement, whereby Sonera will purchase four million newly-issued shares of Metro One common stock at a price of US $17.00 per share, for an aggregate price of US $68 million and an approximately 25.5% ownership position.

         Under the terms of the agreement, Sonera will gain representation on Metro One's Board of directors and can acquire up to an aggregate 33% ownership position in Metro One, which may be achieved by open-market purchases or otherwise. The two companies have also agreed to start a business co-operation, to be documented by a future agreement, aiming to further develop enhanced directory and other information services.

         In addition to the benefits generated by the strategic relationship, the transaction will provide Metro One with substantial capital to both fund future growth and to pay down approximately US $35 million in debt, adding nearly US $4 million to its future annual pretax income in the form of interest savings. After the transaction, Metro One will have US $100 million in potential borrowing capacity and more than US $100 million in shareholders' equity. It will also retain approximately US $30 million in cash from the investment after repayment of debt.

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         Directory and related information services are among the most popular value-added services offered through mobile phones and the Internet. By combining expertise and service provision in mobile and network communications, Sonera offers directory services by acquiring, processing and distributing content through various channels. In addition to short message services (SMS), wireless application protocol (WAP) and Internet services, the services include human-assisted voice and automated voice services, and printed telephone directories. By contrast, to date, Metro One's principal strength and focus has been operator-assisted voice services provided through a network of strategically located call centers.

         "On behalf of our shareholders, we are pleased to enter into a financially attractive transaction with such a well-positioned, `credentializing' investor," said Timothy Timmins, president and chief executive officer of Metro One Telecommunications. "Additionally, our partnership with Sonera should allow us to leapfrog our own past efforts on the electronic side of the telephony business, particularly in the areas of wireless application protocol (WAP), wireless web, enhanced messaging and e-business."

         "The demand for enhanced directory services is expected to grow rapidly hand-in-hand with the mobile phone penetration," said Heikki Jamsanen, senior vice president of Sonera. "The United States has great market potential and demanding customers; we have actively looked at opportunities for expanding our presence there. We were attracted to Metro One because of its strong management, its superior market position and its track record of delivering innovative features for its customers. The combination of Sonera's and Metro One's expertise in directory and information services businesses ensures the development of additional, ground-breaking enhanced services for mobile customers."

         The two companies see the transaction as a possible step toward the development of a global network of enhanced services providers that could allow carriers a deeper portfolio of services over a far greater geographic scope than is available today.

         The transaction is expected to close by the end of the year. The transaction is subject to regulatory filings and possibly other approvals. Metro One was advised in the transaction by Credit Suisse First Boston and further assisted by D.A. Davidson & Co. and Needham & Company, Inc.

         Metro One will host a conference call and webcast on Thursday, November 9, at 4:30 p.m. Eastern Time to discuss this announcement. The dial-in number to access the call is (800) 633-8581. A taped replay of the call will also be available beginning approximately one hour after the calls' conclusion and remaining in effect until 6:30 p.m. ET on Saturday, November 11, and can be accessed by dialing (800) 633-8284 with access passcode 1691-5166. The replay may be accessed from international locations by dialing (858) 812-6440 and using the same passcode. To access the live webcast, got to Metro One's website at WWW.METRO1.COM. A webcast replay of the call will also be available at Metro One's website.

ABOUT SONERA CORPORATION

Sonera Corporation, an international forerunner in mobile communications and mobile-based services and applications, is one of the world's leading providers and developers of mobile value-added services. By combining its expertise in mobile communications, the Internet and

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service provision, Sonera aims to develop into a global communications operator and provider of transaction and content services. Sonera has also been a leader in advanced two-way messaging, a service popular in the highly wireless-penetrated areas of Europe. One of Sonera's goals is to become the foremost provider of enhanced directory services globally. Sonera has several directory service investments and joint ventures: Conduit Plc in Ireland, 118 Ltd in the UK, Intra Call Center SA in France and Gilla Spa in Italy. Sonera will incorporate its directory service business on December 1, 2000. The name of the company will be Sonera Info Communications Ltd. In 1999, Sonera's revenues amounted to EUR 1.85 billion and profit before extraordinary items and taxes was EUR 0.5 billion. For more information, visit Sonera Corporation's web site at http://www.sonera.com.

ABOUT METRO ONE

Metro One Telecommunications, Inc. is a leading developer and provider of enhanced telecom services and Enhanced Directory Assistance services for the telecommunications industry. The company operates a network of strategically located call centers throughout the U.S. The company handled approximately 142 million requests for directory assistance and information services on behalf of its carrier customers in 1999 and approximately 210 million requests in the first nine months of 2000. Metro One has recently been included in Fortune's comprehensive annual list of America's 100 Fastest-Growing Companies and Forbes annual list of the 200 Best Small Companies in America. For more information, visit the Metro One Telecommunications web site at http://www.metro1.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, factors detailed in the Company's Securities and Exchange Commission filings. The forward-looking statements should be considered in light of these risks and uncertainties.

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